                                    (Face of Note)

                   13% Senior Subordinated Discount Notes due 2006

    FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $679.89. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $320.11. THE ISSUE DATE IS OCTOBER 22, 1996 AND THE YIELD TO MATURITY IS 13.2139% PER ANNUM.

                                                                CUSIP:  19259P 3
                                                                            AE 2
                                                               No.  $ 95,000,000
                                    COINSTAR, INC.

    promises to pay to CEDE & CO.

    or registered assigns,

    the principal sum of ninety-five million

    dollars on October 1, 2006.

    Interest Payment Dates:  April 1 and October 1

    Record Dates:  March 15 and September 15



                                  COINSTAR, INC.



                                            By:
                                                 ------------------------------
                                            Name:     Jens H. Molbak
                                            Title:    President


Dated as of ______________
This is one of the
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
   -------------------------------
    Authorized Signatory


                                          1.

                                    (Back of Note)

                   13% Senior Subordinated Discount Notes due 2006

    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1. INTEREST. Coinstar, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum. Cash interest on this Note will neither accrue nor be payable prior to October 1, 1999. The Company shall pay interest on this Note commencing April 1, 2000 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Notes Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on October 1 and April 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has yet been paid, from October 1, 1999 (the "Full Accretion Date"). The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

    2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 10 days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that Liquidated Damages, if any, may be paid through the issuance of additional Notes having an Accreted Value at the time of issuance equal to the amount of Liquidated Damages so paid.

    3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

    4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 1, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $95 million in aggregate principal amount.

    5.  OPTIONAL REDEMPTION.

    (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to October 1, 2001. On and after October 1, 2001, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period commencing October 1 of each of the years indicated below:


                                          2.

         YEAR                                         PERCENTAGE
         ----                                         ----------

         2001                                         108.000%
         2002                                         105.333%
         2003                                         102.667%
         2004 and thereafter                          100.000%


    (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, in the event that the Company consummates a Public Equity Offering after which there is a Public Market, the Company may redeem at its option from the proceeds thereof at any time prior to October 1, 1999, up to 100% of the aggregate principal amount of Notes originally issued at 118.000% of the Accreted Value thereof as of the date of redemption, plus accrued and unpaid Liquidated Damages, if any, to the date of redemption; provided, however, that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

    6.  MANDATORY REDEMPTION.

    The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

    7.  REPURCHASE AT OPTION OF HOLDER.

    (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof (if prior to the Full Accretion Date) plus accrued and unpaid Liquidated Damages thereon, if any, or (if on or after the Full Accretion Date) 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price"). Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such proposed occurrence and shall make a Change of Control Offer. Within 50 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

    (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each Asset Sale Trigger Date, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to
Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to (if prior to the Full Accretion Date) 100% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date, or (if on or after the Full Accretion Date) 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date, in each case in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

    8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

    9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to


                                          3.

furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

    11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

    12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on any Note; (ii) default in payment when due of principal or Accreted Value of or premium, if any, on the Notes when the same becomes due and payable, at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
(iii) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any other covenant or agreement in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of the Company or any Material Restricted Subsidiary, which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Restricted Subsidiaries; and (vii) certain foreclosure proceedings with respect to the assets of the Company or any Material Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

    13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

    14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder


                                          4.

by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

    16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Notes Registration Rights Agreement. Requests may be made to:

              Coinstar, Inc.
              1800 114th Avenue SE
              Bellevue, Washington 98004
              Telecopier:    (425) 637-0045
              Attention:     Chief Financial Officer


                                          5.

                                   ASSIGNMENT FORM


    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


-------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------


Date:
      ------------------


                             Your Signature:
                                            ----------------------------------
                             (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.


                                          6.

                          OPTION OF HOLDER TO ELECT PURCHASE



         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:



         / /Section 4.10               / /Section 4.13



         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $___________



Date:                        Your Signature:
                                            ---------------------------------
                             (Sign exactly as your name appears on the Note)


                             Tax Identification No._______________

Signature Guarantee.


                                          7.

                     SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE 1/



         The following exchanges of a part of this Global Note for Definitive Notes have been made:



Date of Exchange  Amount of decrease in   Amount of increase in  Principal Amount of this    Signature of
----------------  Principal Amount of     Principal Amount of    Global Note                 authorized signatory
                  this Global  Note       this Global Note       following such decrease     of Trustee or Note
                  ---------------------   ---------------------  (or increase)               Custodian
                                                                 ------------------------    --------------------



                                        8.